As filed with the Securities and Exchange Commission on September 21, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANADIAN SOLAR INC.

(Exact name of Company as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
4273 King Street East, Suite 102 Kitchener, Ontario, Canada (Address of Principal Executive Offices)	N2P 2E9 (Zip Code)

CANADIAN SOLAR INC. AMENDED AND RESTATED SHARE INCENTIVE PLAN

(Full title of the plan)

C T Corporation System

28 Liberty Street

New York, NY 10005

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Xinbo Zhu, Chief Financial Officer 4273 King Street East, Suite 102 Kitchener, Ontario, N2P 2E9 Canada Tel: 1 519-837-1881	Mengyu Lu Justin You Zhou Kirkland & Ellis 26th Floor, Gloucester Tower The Landmark, 15 Queen’s Road Central Hong Kong S.A.R., China Telephone: +852 3761 3300

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Canadian Solar Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register an additional 4,000,000 common shares of the Company (the “Common Shares”) for issuance under the Canadian Solar Inc. Amended and Restated Share Incentive Plan (the “Plan”) pursuant to the “evergreen” provision therein. The total number of Common Shares issuable pursuant to awards under the Plan shall increase annually on the first business day of each calendar year by two and one-half percent of the number of Common Shares outstanding as of such date or a lesser number as determined by the board of the registrant or a committee designated by the board of the registrant to administer the Plan. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 filed with the SEC on October 31, 2007 (File No. 333-147042), November 25, 2011 (File No. 333-178187) and January 30, 2015 (File No. 333-201766), respectively, to the extent not otherwise amended or superseded by the contents hereof, pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

[Not required to be filed with this Registration Statement.]

Item 2. Registrant Information and Employee Plan Annual Information

[Not required to be filed with this Registration Statement.]

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the SEC are incorporated herein by reference:

(a)	The Company’s annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 10, 2026; and

(b)	The description of the Company’s common shares set forth Exhibit 2.2 to the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 10, 2026, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, including any Reports on Form 6-K furnished by the Registrant to the Commission that indicate that they are incorporated herein by reference, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Number	Description

4.1	Certificates of Continuance and Articles of Continuance (incorporated by reference to Exhibit 1.1 to the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2025)

4.2	Description of Securities registered under Section 12 of the Exchange Act (incorporated by reference to Exhibit 2.2 to the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2025)

4.3	Canadian Solar Inc. Amended and Restated Share Incentive Plan, effective on May 8, 2011 (incorporated by reference to Exhibit 4.1 to the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2016)

5.1*	Opinion of WeirFoulds LLP

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP

23.2*	Consent of WeirFoulds LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kitchener, Ontario, Canada, on September 21, 2026.

CANADIAN SOLAR INC.

By:	/s/ Xinbo Zhu
Name:	Xinbo Zhu
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Mr. Xinbo Zhu, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities September 21, 2026.

Signature	Title

/s/ Shawn (Xiaohua) Qu	Executive Chairman and Chief Technology Officer
Shawn (Xiaohua) Qu

/s/ Leslie Chang	Lead Independent Director
Leslie Chang

/s/ Harry E. Ruda	Independent Director
Harry E. Ruda

/s/ Andrew L.C. Wong	Independent Director
Andrew L.C. Wong

/s/ Lauren C. Templeton	Independent Director
Lauren C. Templeton

/s/ Colin Parkin	Director and Chief Executive Officer
Colin Parkin	(Principal Executive Officer)

/s/ Yuan Z. Qu	Director
Yuan Z. Qu

/s/ Xinbo Zhu	Chief Financial Officer
Xinbo Zhu	(Principal Financial and Accounting Officer)

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Canadian Solar Inc., has signed this Registration Statement on September 21, 2026.

Authorized United States Representative

By:	/s/ Yu Chen
Name:	Yu Chen
Title:	Vice President & Lead General Counsel